UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2009

Switch & Data Facilities Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33302	59-3641081
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 North Westshore Boulevard, Suite 650

Tampa, FL 33607

(813) 207-7700

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 5, 2009, Switch & Data Holdings, Inc. (the “Borrower”), the wholly owned subsidiary of Switch & Data Facilities Company, Inc. (the “Company”), exercised the provisions under its existing Fourth Amended and Restated Credit Agreement (the “Credit Agreement”), dated March 27, 2008, with Royal Bank of Canada as the Administrative Agent (the “Agent”) to obtain the $22.5 million delayed draw term loan (the “Delayed Draw Term Loan”). This brings the total borrowings under the Credit Agreement to $142.5 million. These most recent proceeds will be used to fund part of the capital expenditures of the Company and its subsidiaries for 2009, estimated to be $65 million, which include expansion of capacity in the New York Metro area.

Interest accrues under the Delayed Draw Term Loan at a rate equal to, at the Borrower’s option, either (a) 2.5% to 3.5% above the base rate (equal to the greater of the Agent’s prime rate and 0.5% above the federal funds rate) or (b) 3.5% to 4.5% above the LIBOR Rate for a one, two, three or six month period, in each case where the applicable margin changes based on the Company’s consolidated total leverage ratio. The current rate of interest is 3.5% above the base rate or 4.5% above the LIBOR Rate.

Quarterly payments of principal of the Delayed Draw Term Loan will commence on March 31, 2010. Each of the quarterly payments through December 31, 2010 will be equal to 2.5% of the aggregate principal amount advanced under the Delayed Draw Term Loan, with the percentage increasing to 5.0% for payments beginning March 31, 2011 through December 31, 2012 and to 10% for payments beginning March 31, 2013 through March 27, 2014. Prepayments of the Delayed Draw Term Loan are required under various circumstances, including those relating to the issuance of debt or equity, asset sales, receipt of casualty proceeds, and excess cash flow.

Borrowings under the Delayed Draw Term Loan, as well as other borrowings under the Credit Agreement, are secured by substantially all of the assets of the Company and its subsidiaries.

The disclosure contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete copy of the Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 31, 2008 (the “2008 8-K”). Please refer to Item 1.01 of the 2008 8-K, which describes the material provisions of the Credit Agreement, which descriptions, unless relating to the total borrowings under the Credit Agreement, the planned use of these most recent proceeds, the interest rate for the Delayed Draw Term Loan, or the payment schedule for the Delayed Draw Term Loan (in which case, the description in this Current Report on Form 8-K shall govern), are incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch & Data Facilities Company, Inc.

January 8, 2009	By:	/s/ George Pollock, Jr.
George Pollock, Jr.
Senior Vice President and Chief Financial Officer